Exhibit 11
                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


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                                                                 Three Quarters Ended
                                                     -------------------------------------------
                                                     October 31, 1997           October 31, 1996
PRIMARY

Net income                                        $        3,867,000          $      3,279,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                      (275,000)                 (158,000)
                                                   ------------------          ----------------

Net income used in calculation of primary
    income per share                              $        3,592,000          $      3,121,000
                                                   ==================          ================


Weighted average number of common shares
    outstanding during the period                          4,752,000                 4,760,000

Add - common  equivalent  shares  (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                                324,000                   361,000
                                                   ------------------          ----------------

Weighted average number of shares used in
    calculation of primary income per share                5,076,000                 5,121,000
                                                   ==================          ================

Primary income per common share                   $              .71           $           .61
                                                   ==================          ================

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                                                                 Three Quarters Ended
                                                     -------------------------------------------
                                                     October 31, 1997           October 31, 1996

FULLY DILUTED

Net income                                        $       3,867,000           $      3,279,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                     (286,000)                  (158,000)
                                                  ------------------           ----------------

Net income used in calculation of primary
    income per share                              $       3,581,000           $      3,121,000
                                                   =================           ================

Weighted average number of common shares
    outstanding during the period                         4,752,000                  4,760,000

Add - common  equivalent  shares  (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                               369,000                    361,000
                                                            -------                    -------

Weighted average number of shares used in
    calculation of fully diluted income per share         5,121,000                  5,121,000
                                                   =================           ================


Fully diluted income per common share             $             .70           $            .61
                                                   =================           ================
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